Calculation of Filing Fee Tables
S-8
Sana Biotechnology, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Incentive Award Plan, as amended	Other	13,336,582	$ 3.34	$ 44,544,183.88	0.0001381	$ 6,151.55
Total Offering Amounts:						$ 44,544,183.88		$ 6,151.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,151.55
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement to which this exhibit relates (the "Registration Statement") shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Sana Biotechnology, Inc. (the "Registrant") that become issuable under the 2021 Incentive Award Plan, as amended (the "2021 Plan"), by reason of any stock dividend, stock split, recapitalization, or similar transaction effected without the Registrant's receipt of consideration that would increase the number of outstanding shares of Common Stock. The proposed maximum offering price per unit is estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.34 per share, which is the average of the high and low sale prices of Common Stock as reported on The Nasdaq Global Select Market on May 4, 2026. The amount registered represents additional shares of Common Stock reserved for issuance under the 2021 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2026 pursuant to the terms thereof.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources